UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2018

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation.

On October 10, 2018, Midwest Holding Inc. (“Midwest”) issued a Senior Secured Convertible Promissory Note in the original principal amount of $1,000,000.00 (the “Note”) to Xenith Holdings LLC, a Delaware limited liability company (“Xenith”). The Note was issued pursuant to that certain Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement dated May 9, 2018 (the “Loan Agreement”). The Note is repayable upon maturity on April 20, 2028, with cash interest of 4.00% per annum payable quarterly and accrued interest of another 4% per annum payable upon maturity. The outstanding principal balance of the Note is convertible into 48,569,650 shares of Midwest’s voting common stock, par value $0.001 per share, at the option of the holder at any time prior to maturity, subject to adjustment in connection with dividends, splits, combinations, or other similar recapitalizations affecting Midwest’s voting common stock.

The Note is secured under a Security Agreement which is collateralized by all of the issued and outstanding shares of Midwest’s wholly owned insurance subsidiary, American Life and Security Corp. Xenith has the right to foreclose on the collateral if Midwest commits an event of default under the Note. Defaults include Midwest’s failure to pay interest or principal on the Note when due, failure to observe any material provision of the Loan Agreement, misrepresentations under the Loan Agreement or bankruptcy or insolvency proceedings involving Midwest.

In connection with Midwest’s issuance of the Note, Xenith and Midwest entered into a Waiver Agreement, pursuant to which Xenith agreed to waive the requirement in the Loan Agreement that Midwest obtain stockholder approval of an amendment to its amended and restated articles of incorporation to increase its authorized shares of voting common stock prior to any additional loans being made under the Loan Agreement.

The foregoing description of the Loan Agreement, Note, and Security Agreement, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the actual Loan Agreement and the Forms of Senior Secured Convertible Promissory Note and Security Agreement attached to the actual Loan Agreement as Exhibits A and B, respectively, copies of which were filed as Exhibit 10.18 to Midwest’s Current Report on Form 8-K filed on May 14, 2018 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST HOLDING INC.

	By:	/s/ Mark A. Oliver
	Name:	Mark A. Oliver
Date: October 15, 2018	Title:	Chief Executive Officer